Exhibit 5.1

Reed Smith LLP 1901 Avenue of the Stars Suite 700 Los Angeles, CA 90067-6078 310.734.5200 Fax 310.734.5299

April 21, 2006

Chemokine Therapeutics Corp. 6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia V6T 1Z3 Canada

Ladies and Gentlemen:

We have acted as counsel to Chemokine Therapeutics Corp., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of up to Ten Million Nine Hundred Seventy Thousand Seven Hundred Ninety-One (10,970,791) shares of the Company’s common stock, $0.001 par value (the “Common Stock”), consisting of Three Million Five Hundred Ninety-Two Thousand Six Hundred Sixty-Five (3,592,665) shares of Common Stock subject to the exercise of warrants (“Selling Shareholders Warrant Shares”) and Seven Million Three Hundred Seventy-Eight Thousand One Hundred Twenty-Six (7,378,126) outstanding shares of Common Stock (the “Selling Shareholder Shares”), offered by certain shareholders of the Company (the “Selling Shareholders”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.

The Company’s Amended and Restated Certificate of Incorporation, as amended.

2.

The Company’s Bylaws, as amended.

3.

The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

4.

The Prospectus prepared in connection with the Registration Statement (the “Prospectus”).

5.

Copies of minutes of meetings and actions by written consent of the shareholders and the Board of Directors of the Company that are contained in the Company’s minute books.

6.

A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

7.

The Treasury Order of the Company to Pacific Corporate Trust Company regarding the issue of 5,471,698 of the Selling Shareholder Shares.

8.

The Treasury Order of the Company to Pacific Corporate Trust Company regarding the issue of 1,000,000 of the Selling Shareholder Shares.

9.

The Reservation Order of the Company to Pacific Corporate Trust Company.

10.

The agreements set forth on Schedule A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Shareholders and the due authorization, execution and delivery of all such documents by the Selling Shareholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Common Stock to be issued and sold by the Company, and the certificates representing the Common Stock to be sold by the Selling Shareholders, will be, when issued, properly signed by authorized officers of the Company or their agents and the Selling Shareholders or their agents, respectively.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California, and the State of Delaware.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Common Stock and will not have been modified or rescinded.

Based upon and subject to the foregoing, and after (a) the pertinent provisions of the Securities Act of 1933, as amended, and such “blue-sky” and securities laws as may be applicable have been complied with and (b) such shares have been duly delivered against payment therefore as contemplated by the agreements set forth on Schedule A hereto, we are of the opinion that:

1.

The Selling Shareholders Shares to be sold pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

2.

The Selling Shareholders Warrant Shares to be sold pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, /s/ Reed Smith LLP Reed Smith LLP

RMF\nks

NEW YORK u LONDON u LOS ANGELES u PARIS u SAN FRANCISCO u WASHINGTON, D.C. u PHILADELPHIA u PITTSBURGH u OAKLAND

MUNICH u PRINCETON u FALLS CHURCH u WILMINGTON u NEWARK u MIDLANDS, U.K. u CENTURY CITY u RICHMOND u LEESBURG

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Schedule A

1.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 50,000 of the Selling Shareholder Shares.

2.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 50,000 of the Selling Shareholder Shares.

3.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 2,580,000 of the Selling Shareholder Shares.

4.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 420,000 of the Selling Shareholder Shares.

5.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 150,000 of the Selling Shareholder Shares.

6.

Subscription for Common Shares, between the Company and Newton Investment Management Ltd., dated as of March 15, 2006, regarding the purchase of 750,000 of the Selling Shareholder Shares.

7.

Subscription for Common Shares, between the Company and Neuro Discovery Limited Partnership, dated as of March 21, 2006, regarding the purchase of 471,698 of the Selling Shareholder Shares.

8.

Subscription for Common Shares, between the Company and Wade Capital Corporation, dated as of March 15, 2006, regarding the purchase of 1,000,000 of the Selling Shareholder Shares.

9.

Subscription for Common Shares, between the Company and Pender NDI Life Sciences (VCC) Inc., dated as of March 20, 2006, regarding the purchase of 1,000,000 of the Selling Shareholder Shares.

10.

Compensation Warrants to Purchase up to 350,000 Common Shares of Chemokine Therapeutics Corp. between the Company and Osprey Capital Partners, dated as of March 22, 2006.

NEW YORK u LONDON u LOS ANGELES u PARIS u SAN FRANCISCO u WASHINGTON, D.C. u PHILADELPHIA u PITTSBURGH u OAKLAND

MUNICH u PRINCETON u FALLS CHURCH u WILMINGTON u NEWARK u MIDLANDS, U.K. u CENTURY CITY u RICHMOND u LEESBURG

reedsmith.com